                                                                   EXHIBIT 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To NBD Bancorp, Inc:

     As independent public accountants, we hereby consent to the incorporation of our report dated January 17, 1995, on the consolidated financial statements of First Chicago Corporation included in this Current Report on Form 8-K dated July 21, 1995, into NBD Bancorp, Inc.'s previously filed:


          REGISTRATION
FORM      STATEMENT NO.
S-8       33-21036               NBD Bancorp, Inc. Performance Incentive Plan

S-8       33-17494               NBD Bancorp, Inc. Employees'
          (Post-Effective        Savings and Investment Plan
           Amendment No. 1)      (Investment Plus)

S-8       33-48773               FNW Stock Incentive Plan

S-8       33-46906               NBD Indiana, Inc. Employee Stock
          (Post-Effective        Option Plan
           Amendment No. 1
           Form S-4)

S-8       33-50300               NBD Indiana, Inc. Incentive Stock
          (Post-Effective        Option Plan
           Amendment No. 1
           to Form S-4)

S-8       33-53928               NBD Indiana, Inc. 1990 Stock Incentive Plan

S-3       33-60788               NBD Bancorp, Inc. 7 1/2% Preferred Purchase Units
                                 Due 2023



/s/ Arthur Andersen LLP

Chicago, Illinois,
July 21, 1995